EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-61598 and Registration Statement No. 333-11384 of PNM Resources, Inc. on Forms S-8 of our report dated June 4, 2004, appearing in this Report on Form 11-K of the PNM Resources, Inc. Retirement Savings Plan for the year ended December 31, 2003.

/s/ Grant Thornton LLP

Albuquerque, New Mexico

June 22, 2005